数百亿

Subaye

FORWARD LOOKING STATEMENTS

The information contained in this slide presentation is summary information that is intended to be considered in the context of SEC filings and other public announcements made by Subaye, Inc. ("Subaye" or the "Company"), by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this slide presentation, although it may do so from time to time as management believes is warranted. Any such updating may be made through the filing of reports or documents with the SEC, through press releases or through other public disclosure.

This slide presentation contains statements as to the Company's beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties associated with economic conditions affecting the internet, entertainment, international trade and the media advertising industries, the timing of new product releases, updates to websites, approval of certain activities by the Chinese government, increased costs and other risks associated with new product releases, entertainment assets, advertising costs, internet use by Chinese individuals and businesses within China, and our ability to continue to generate significant cashflows each month. Other factors could cause operating results or financial results to differ and are more fully described within Subaye's SEC filings. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by the Company to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.


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創造無限
数百亿
Subaye
企业自主电子商务平台
服務無疆





EQUITY SNAPSHOT

Symbol (OTCBB)	SBAY
Closing Price (November 13, 2009)	$13.15
Market Capitalization	$83,346,423
Total Shares Outstanding	6,338,131
Revenues (TTM)	$41,149,312
Net Income (TTM)	$7,422,652
EPS, Basic and Diluted (TTM)	$1.17
P/E (TTM)	11.2
Fiscal Yearend	September 30
Date of Original Listing (OTCBB)	February 25, 2003

Subaye.com was: a profitable, scalable and recurring revenue model-based **video advertising** platform for SMEs in Guangdong Province, China

Subaye.com is: a **video advertising** platform offering integrated user friendly **SaaS technology** solutions including customer relationship management software, real-time online content management software, data storage and remote access capabilities.

Subaye.com will be: a profitable, scalable and recurring revenue model-based **video advertising** platform fully integrated with **SaaS technology** solutions and a **3D-imaged web-shopping mall**, the first of its kind in the world.

POTENTIAL MARKET

Subaye Recurring Revenue Model

$120 per customer/month =

$1,440 revenue per customer/year

Total Market - Guangdong

$1,440 x 3.6 million =

$5.2 billion

Total Market - China

$1,440 x 42 million =

$60.5 billion

SERVICES

Promotional Services  	**Video advertising** including: production, upload, storage, sharing and publishing	Builds and reinforces brands and brand equity
	Online marketing automation	Speeds up sale cycle and reduces the need for print materials
	Ad placement and product promotion	Creates advertising space for companies that would otherwise be unable to promote their products
SaaS Technology 	**Customer relationship management software**	Creates a community for Subaye's customers and their customers
	Virtual data storage software	Reduces expenditure involved in maintaining redundant software
	User friendly, real-time online content management software	Reduces inefficiency resulting from maintaining on-premise servers
	Media management including: integrated voice, video, data, web and mobile communications	Eliminates costs of maintaining in-house design and web development personnel

SERVICES, CONTINUED

Media Productions



Advertising and marketing solutions
Branding, customer kits

Introduces customers to advertising and marketing solutions available at Subaye

Motion picture advertising and Promotions. Placement and production of advertising solutions for various placement opportunities and within Chinese motion pictures

A unique and aggressive form of advertising. Production activities ensure a unique and memorable advertisement for the customer

Trade Services



Organization and coordination of trade activities for customers

Provide stream-lined approach to development of trade both within China and internationally

GUANGDONG PROVINCE



"One of the economic hubs in China, Guangdong is home to 3.6 million SMEs."
- Guangdong Vice Governor Song Hai in June 2009.

• Guangdong has the highest number of Internet users of any province in China
- Chinese Internet Network Information Center

• Guangdong is a leading industrial province and one of the richest provinces in China

• Guangdong's Cantonese culture has traditionally been commerce- friendly and created a fertile ground for entrepreneurial companies as they are encouraged and supported by the local government

6% of China's population and 11.7% of internet users come from Guangdong
- Chinese Internet Network Information Center

数百亿 Subaye

INTERNET IN CHINA

By June 30, 2009, the number of Chinese internet users had increased to 338 million, up 13.4% from late 2008, and the penetration rate of the internet had risen to 25.5%.
- China Internet Network Information Center

The Chinese population is quickly embracing the value and convenience of online shopping, we expect a widespread adoption of internet shopping as the primary purchasing channel for both individuals and businesses in the China. The number of online shoppers picked up from 74 million in 2008 to 87.88 million in 2009.
-iResearch.com

Special government programs to increase country-wide internet access and speed, and to bring electronics to countryside homes by keeping down the cost of hardware, steadily increase the number of internet shoppers.
- Ministry of Information Technology.

The volume of online banking transactions in 2008 reached 300 trillion RMB. This total accounts for 30% of overall bank business volumes.
- China Financial Certification Authority (CFCA)

COMPETITION

	Alibaba*	Subaye
Technology	Graphic- based content	Subaye's customers advertise their products and services online through a video-based platform
Location	Products and services without dedicated location	Video advertising first mover advantage in the Guangdong Province. Strategic location enables face- to- face interactions with customers resulting in strong business relationships
Range of Services	Products promoted as stand- alone units	- Promotes customer's entire business - Customizable marketing, branding and advertising space - Customer's advertising space is easily modified through the use of Subaye's SaaS solutions - Continuous access and real-time management of customers online presence
Customer Loyalty	The website is optimized for selling products or services with customers information appearing only for contact purposes.	Subaye's customers become dedicated members as they grow to depend on Subaye to support their business
Pricing	Alibaba charges 10 times Subaye's membership fee	Offers competitive pricing for SMEs

*Alibaba includes the company and its various websites Alimbaba.com, Alimama.com and Taobao.com

数百亿 Subaye

SUCCESS SO FAR

Subaye had 74% and 126% membership growth for the twelve month periods ended October 31, 2009 and 2008 respectively.

Subaye's success is due, in large part, to its investment in technology innovation and R&D. Each of Subaye current offerings, the video advertising and the SaaS solutions and the 3D virtual mall, which is expected to be launched in April 2010, are and will be unique to China's increasingly savvy internet users.

As of October 31, 2009 Subaye.com had:

- 56,000 members utilizing Subaye's video advertising platform
- Each paying member pays approximately a $120 a month subscription fee
- Over 83,000 profiles of corporate video showcases are available at www.subaye.com
- Over 3 million video clips, images and web pages

RECENT ACTIONS TAKEN TO BENEFIT SHAREHOLDERS

1 Acquisition of the minority interest of Subaye.com, Inc., in order to obtain full control and enjoy 100% of the profits of Subaye.com, Inc. going forward.

2 Appointment of three independent members of the Board, one of whom is an American citizen.

3 Appointment of an American citizen as Vice President to assist with business development efforts in the US and Asia

4 Reverse stock split, in order to create more stability in the market

5 Development of corporate governance materials and structure, including the appointment of various committees, development of code of conduct etc

6 Development and launch of investor relations website

7 Development of investor kits and related materials

8 Release of photos, video and additional details about the company, to help investors further understand the company and the executives in charge of the company

HISTORICAL FINANCIALS

Summary Operating Results (US$ in Millions)	2006	2007	2008
	---------- audited	----------	----------
Total Revenues	15.5	21.6	$29.1
Year Over Year Percent Change	72.2%	39.4%	34.7%
Gross Profit	$8.9	$3.3	$9.0
Profit Margin	57.4%	15.3%	30.9%
EBITDA	$2.9	$0.0	$8.5
EBITDA Margin	18.7%	$0.0	29.2%
Operating Profit	$1.0	($5.0)	$5.0
Operating Profit Margin	6.5%	(23.1%)	17.2%
Net Income	$1.1	($5.0)	$3.8
Net Income Margin	7.1%	(23.1)	13.1%
Earnings per Share *	1.25	($4.29)	$2.47

* Earnings per share for each of the fiscal years presented are provided on a post split basis. A 1 for 100 reverse stock split was completed on October 26, 2009

LONG TERM GOALS

Innovation and integration of technologies leads to expansion and dramatic internal growth.

1. Subaye will expand by replicating success of the current core video-advertising platform in each province within China
2. Subaye will successfully complete the development of the 3D online mall, will acquire a significant customer base and generate consistent and substantial growth of revenues, net income and cashflows
3. Subaye will successfully produce and release 1 motion picture in China each year

Subaye's expansion is expected to generate significant costs up front. However, we also expect significant initial revenues and cashflows due to the excitement and curiosity of SMEs, as was the case when the initial site launch occurred.

Fixed market entry costs as follows:

Geo-specific website	$1 million
Initial advertising and promotions	$2 million
Additional salaries for 1 year of operations	$200,000

Once the costs of each market entry are satisfied, cashflow will be significant, and Subaye's success will be largely dependent on the perceived and actual quality of its online offerings, significant general advertising, branding activities and marketing solutions designed to increase notoriety within each market.

PROJECTED FINANCIALS

Summary Operating Results (US$ in Millions)	2008 (audited)	2009	2010 (projected)	2011
Total Revenues	$29.1	$45.9	$70.7	$103.2
Year Over Year Percent Change	34.7%	57.7%	54.0%	46.0%
Gross Profit	$9.0	$24.3	$39.1	$56.7
Profit Margin	30.9%	52.9%	55.3%	55.0%
EBITDA	$8.5	$19.1	$30.2	$50.4
EBITDA Margin	29.2%	41.6%	42.7%	48.8%
Operating Profit	$5.0	$12.9	$20.4	$33.7
Operating Profit Margin	17.2%	28.1%	28.9%	32.7%
Net Income	$3.8	$10.7	$16.7	$28.7
Net Income Margin	13.1%	23.3%	23.6%	27.8%
Earnings per Share *	$2.47	$5.84	$2.57	$4.31

* Earnings per share for each of the fiscal years presented are provided on a post split basis. A 1 for 100 reverse stock split was completed on October 26, 2009

MANAGEMENT TEAM

Zhiguang Cai - Chief Executive Officer
Mr. Cai, 38, is CEO, CTO and a Director of of Subaye.com, Inc. Mr. Cai was the Vice President of Guangzhou Subaye Computer Tech Ltd. ("Subaye Computer Tech"), a subsidiary of the Company from June 2006 to July 2009, where he was responsible for the development of Subaye Computer Tech's network and systems integration business and for the planning analysis of software products, as well as technical training and research and development. From October 2003 through June 2006, Mr. Cai was the Director of Subaye Computer Tech's software research and development center. From October 2000 to September 2003, Mr. Cai was the webmaster of Mystaru Limited (formerly known as IC Star MMS Limited), a wholly owned subsidiary of the Company. Prior to October 2000, Mr. Cai worked for five years as a teacher of Xishui Computer Normal School in Hubei province. Mr. Cai graduated in 1995 from the Central China Normal University Department of Computer Science.

Alan Lun – President
Mr. Alan Lun, 43, is President and a Director of Subaye, Inc. He joined the company on April 30, 2007. He served as Chief Executive Officer of Subaye, Inc., Inc from April 2007 through September 2009. Mr. Lun is also the Chief Executive Officer of MyStarU Ltd., a position he has held since March 2006. From March 2001 through February 2006, Mr. Lun was the division manager of Guangdong Country Garden Property Management Co. Ltd., a property management company in China.

James Crane – Chief Financial Officer
Mr. Crane, 33, is CFO of Subaye, Inc. He joined the Company in October, 2007. From February 26, 2008 through October 1, 2009, he served as CFO of Subaye.com, Inc., a subsidiary of the Company. Mr. Crane relocated to China with his family in September, 2009. He is a citizen of the United States of America. Mr. Crane holds a license as a Certified Public Accountant in Massachusetts and is the sole owner of the professional services firm J. Crane & Company, Limited, which he formed in May, 2001. Prior to forming J. Crane & Company, Limited, Mr. Crane was employed by Ernst & Young LLP from August 1999 through May 2001. Mr. Crane also serves as CFO of Longwei Petroleum Investment Holding Limited and BioNeutral Group, Inc., both of which are issuers traded on the NASDAQ Over-the-Counter Bulletin Board. Mr. Crane has served as a consultant, officer or director for a variety of other public companies.

Yaofu Su- Vice President
Mr. Su, 30, is VP, CIO and a Director of Subaye, Inc., he joined the company in 2004. He was the Chief Executive Officer of the Company's subsidiary, Subaye.com, Inc. from June 2006 to July 2007. From January 2005 through January 2007, Mr. Su was the Multimedia Technology Director of 3G Dynasty Inc., another subsidiary of the Company. From March 2004 to December 2004, Mr. Su was the multimedia content production manager of IC Star MMS Limited, a subsidiary of the Company. From July 2003 to March 2004, Mr. Su was the assistant to the Production Director of Free Stage Studio Limited in Guangdong. Prior to July 2003, Mr. Su studied computer systems application and maintenance at Guangdong Industrial University.

数百亿 Subaye

INVESTMENT CASE

	Symbol	Price (US$)	Market Cap. (US$millions)	Price to Earnings (a)	Price to Sales (a)	Price to Book (b)	Net Profit	Earnings (millions)	Sales (millions)	Net Assets (millions)
Subaye, Inc. * **	SBAY	13.15	83	11	2	3	18%	7	41	32
Alibaba.com Ltd.	1688	2.54	12,829	94	24	16	26%	137	526	809
Baidu, Inc.	BIDU	432.50	14,999	76	25	24	33%	198	601	633
Tencent Holdings Ltd.	700	19.16	34,571	52	22	23	42%	664	1,595	1,520
Sina Corp. (USA)	SINA	42.42	2,283	33	6	4	19%	70	371	606
Sohu.com Inc.	SOHU	56.01	2,154	13	4	4	34%	172	501	612
Average (ex. Subaye)				53	16	14	31%			

*** During the year ended September 30, 2009, SBAY incurred approximately $8.6 million for one-time advertising promotion. If this one time non-recurring expense was not included in the "earnings per share" calculation, SBAY's price to earnings ratio wold be approximately 5.86

(a) Calculated using financial results for the trailing twelve months
(b) Calculated using financial statements for the most recent quarterly reporting period

As of November 13, 2009, data derived from either most recent interim financial statements. Renminbi and Hong Kong Dollar exchange rates used in all currency translations were 6.8 and 7.75 to a US Dollar, respectively
Source: Reuters.com

CONTACT US

Company Contact Info

Subaye, Inc.
349 Dabeilu, Shiqiao Panyu
Guangzhou GD
511400, China

jamesc@subaye.com
PRC +86 20 3999 0266

Investor Relations Contact Info

Virtrius Limited
B-1108 TYG Center,
Sanyuan West Bridge
Chaoyang District
Beijing 100027,China

jcrane@virtrius.com
US +1 617 699 6325
PRC +86 186 0125 0891